UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Vital Farms, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022 PROXY STATEMENT

SEA SALTED BUTTER
RAISED ON
FAMILY
FARMS
EST. 2007
Vital
FARMS
NET WT. 8OZ. (227G)
TWO ¼ LB STICKS
UNSALTED BUTTER
RAISED ON
FAMILY
FARMS
EST. 2007
Vital
FARMS
TWO ¼ LB STICKS

MESSAGE FROM THE EXECUTIVE CHAIRPERSON OF THE BOARD OF DIRECTORS

Dear Fellow Stockholders,

Since founding Vital Farms in 2007, I have had the great privilege of working with a team of dedicated, mission-driven individuals at the Board and management levels to help the company deliver value for each of its stakeholder groups. On behalf of the Board of Directors, I thank you for your continued support of Vital Farms and our mission of bringing ethical food to the table.

Vital Farms made great strides in the fiscal year ended December 26, 2021, even in the face of continued challenges posed by the COVID-19 pandemic, supply chain constraints and uncertain economic conditions. On behalf of the Board, I would like to highlight a few areas where we are particularly proud of the company’s recent progress:

•	Environmental, Social and Governance. In 2021, the Board tasked our Nominating and Corporate Governance Committee with oversight of the Company’s environmental, social and governance (ESG) reporting and goal setting. Recognizing the impact of emissions and supply chain sustainability across our stakeholder base, the company published its Inaugural Sustainability Report in March 2022 and will be comprehensively measuring progress going forward using the standards of the Sustainability Accounting Standards Board (SASB). We look forward to continuing to update you on our ESG goals in the future.

•	Human Capital Management and Diversity. In conjunction with our ESG efforts, the company has made a concerted effort to foster an inclusive, people-first culture where each crew member is valued and given the opportunity to succeed. We believe that our Board and senior management must reflect the diversity and perspectives of our stakeholders. Six of our nine directors are diverse by gender, race or ethnicity, and we are proud to have been recognized as one of only 8% of Russell 3000 companies with a gender-balanced board of directors.

•	Independent, Transparent Oversight. We as a Board have continued to provide careful oversight on your behalf, in accordance with good governance practices. Seven of our nine directors are independent, including each member of our standing Board committees. The Board conducts regular self-assessments to ensure we are continuing to help the company to deliver long-term, sustainable value, and we welcome stockholder feedback on the issues most important to them.

We would also like to take the opportunity to thank Brent Drever, who will be departing from the Board following our Annual Meeting. Over the last three years, Brent has been a steadfast source of dedicated service and counsel to Vital Farms and its stakeholders, and his insights have helped guide the company through its initial public offering and toward sustainable growth.

We look forward to continuing to work with you all to advance the interests of Vital Farms and its stakeholders. We hope you are able to attend the Annual Meeting on June 8.

Sincerely,

Matthew O’Hayer

Founder and Executive Chairperson

April 25, 2022

MESSAGE FROM THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dear Fellow Stockholders,

We’re pleased to share our annual proxy statement and extend an invitation to the 2022 Annual Meeting of Stockholders of Vital Farms, Inc.

Our 2022 Annual Meeting of Stockholders will be held virtually on Wednesday, June 8, 2022, at 9:00 a.m., Central time. To provide a safe and easily accessible experience for our stockholders, we have adopted a virtual format for our 2022 Annual Meeting, which will be held solely online. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.

You will be able to attend the Annual Meeting, submit questions in advance of the meeting and vote your shares during the meeting by visiting www.proxydocs.com/VITL. To participate in the Annual Meeting, you will need to register to attend the meeting by 5:00 p.m., Central time, on June 7, 2022, using the control number located on the Notice of Internet Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders, your proxy card or voting instruction form. Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2022 Annual Meeting of Stockholders and proxy statement.

We have elected to provide access to our proxy materials over the internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy statement and our 2021 Annual Report. The notice contains instructions on how to access those documents over the internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2021 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, by telephone or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.

Before reflecting on 2021, I would like to thank our stakeholders, including our farmers and suppliers, crew members, customers and consumers, community and stockholders, for their role in enabling us to deliver strong performance and advancing our purpose of improving the lives of people, animals and the planet through food.

At Vital Farms, we practice Conscious Capitalism, which means we make decisions based on what’s sustainable for all our stakeholders. It’s not about short-term outcomes or a trade-off between purpose and profit. We are fierce competitors who believe that prioritizing the long-term viability of all stakeholders will produce stronger outcomes, for everyone, over time. As a testament to this approach, we have become the leading pasture-raised egg brand in the U.S. by retail dollar sales, have successfully grown our network of family farms, have made meaningful investments in human capital and have furthered our environmental and community commitments. It’s simply better business.

With this in mind, I’d like to highlight a few of our recent achievements:

•	We delivered significant topline growth, including a 21.8% increase in net revenue to $260.9 million in the fiscal year ended December 26, 2021 compared to the fiscal year ended December 27, 2020. Notably, in the fourth quarter of the fiscal year ended December 26, 2021, we saw the highest net revenue we’ve ever recorded in a single quarter. We also increased our retail footprint to over 20,900 stores and now have over 6.4 million households choosing our products.

•

We grew our network of family farms to over 275, enabling over 3.4 million hens to access a life outdoors and over 8,400 acres of land to rejuvenate naturally. Our Farm Support team made over 2,900 visits to see our farmers in person. As our network of family farms grows, so too does our commitment to the welfare of millions of laying hens and the health of the land on which they are raised.

•	We continued the expansion of Egg Central Station, our egg washing and packing facility in Springfield, Missouri, which was completed in spring 2022. Our expanded facility will build on many existing environmental features, including bioretention tools that clean and cool rainwater (allowing us to conserve over 700,000 gallons of water per year) and LED lighting that improves our energy efficiency by 50%. The expansion will double our current square footage, and we have constructed our facility to be LEED Silver Certified and use solar panels to significantly reduce our use of electricity and greenhouse gas emissions.

•	We added new talent to our Board of Directors and Senior Leadership Team. This includes Kofi Amoo-Gottfried, who joined our Board in January 2021. Kofi is currently Chief Marketing Officer of DoorDash and brings us over 20 years of experience in building and driving growth for global consumer brands. On our Senior Leadership Team, Joanne Bal joined us as General Counsel, Corporate Secretary and Head of Environmental, Social, and Governance (ESG) from Levi Strauss & Co., Stephanie Coon joined us as Senior Vice President of People and Strategy from KIND Snacks and Kathryn McKeon was promoted to Chief Marketing Officer.

•	In March 2022, we published our Inaugural Sustainability Report, a comprehensive overview of our ESG progress with respect to each of our stakeholder groups. The report covers a wide range of topics, including investments in our crew members to foster a people-first culture, measurement of carbon emissions, a water risk analysis, a materiality matrix and disclosure in accordance with Sustainability Accounting Standards Board (SASB) standards.

•	We’re continuing to do our part to embrace the circular economy, minimizing our consumption of virgin materials by utilizing post-consumer recycled content in all our egg cartons and cases, ghee squeeze bottles and hard-boiled egg packaging. In 2021, by weight, 99% of our packaging was recyclable, 48% was compostable and 90% was made from post-consumer recycled materials.

•	As part of our investment in human capital, we have continued to support the ability of our crew members other than those working at Egg Central Station to work remotely, enabling us to attract top talent across the country and driving crew member retention and engagement. Additional human capital initiatives include launching our first Employee Stock Purchase Plan for all crew members, hiring our first Head of Diversity, Equity and Inclusion and investing over $1.1 million in our benefits offerings as well as over $650,000 in 401(k) matching retirement contributions.

•	We launched two brand campaigns, “Where Honest Food Is Raised” and “Hens Behind the Lens,” that reinforce the transparency and honesty for which our brand is known and trusted. Where Honest Food Is Raised launched in January 2021 and highlighted the attributes that define our egg and butter products, including our commitment to ethical standards and family farmers. Hens Behind the Lens, launched in November 2021, was our first out-of-home campaign that featured photos taken by our farms’ most honest residents—the hens!

•	We donated nearly $1.0 million in monetary and product contributions across 31 non-profit organizations in support of our purpose of improving the lives of people, animals and the planet through food.

•	We received industry recognition for our diversity in board leadership, trusted brand and workplace culture. This recognition includes acknowledgement by 50/50 Women on Boards for being among only 8% of companies on the Russell 3000 Index that have a gender-balanced Board of Directors, as well as inclusion on the Fast Company “Brands That Matter,” Real Leaders “Top Impact Companies” and Built In “Best Places to Work” lists.

It has been a terrific year, and we look forward to all that lies ahead for our business and stakeholders.

On behalf of the crew members of Vital Farms, we thank you for your continued support and look forward to your attendance at the Annual Meeting.

Sincerely,

Russell Diez-Canseco

President and Chief Executive Officer

April 25, 2022

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS	VITAL FARMS, INC. 3601 South Congress Ave. Suite C100 Austin, Texas 78704

Date:

Wednesday, June 8, 2022

Time:

9:00 a.m., Central time

Place:

The Annual Meeting can be accessed by visiting www.proxydocs.com/VITL. You must register to attend the meeting online at www.proxydocs.com/VITL by no later than 5:00 p.m., Central time, on June 7, 2022, using your control number included in the Notice of Internet Availability of Proxy Materials you received in the mail.

Record Date:

The record date for the Annual Meeting is April 11, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Items of Business:

The Annual Meeting will be held for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

(1)	To elect the three nominees named in the attached proxy statement as directors to serve on the Board of Directors for a three-year term.

(2)	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2022.

(3)	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you expect to attend the virtual Annual Meeting, please vote by telephone or through the internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, if you register to attend the Annual Meeting, you may still vote online during the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

Sincerely,

Joanne Bal

Corporate Secretary

Austin, Texas

April 25, 2022

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking” statements, as that term is defined under federal securities laws in the United States, including but not limited to statements regarding our growth potential and plans, our sustainability goals or targets, and our expectations regarding our future operating and business environment. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our future results of operations or financial condition, business strategies, goals, initiatives, commitments and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include but are not limited to those risks described in our filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” in our latest annual report on Form 10-K and our quarterly reports on Form 10-Q and in our other filings and reports that we may file from time to time with the SEC, which can be found on https://investors.vitalfarms.com/. References to our website throughout this proxy statement are provided for convenience only, and the content on our website does not constitute a part of this proxy statement.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual performance and results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s assumptions, expectations and beliefs only as of the date of this proxy statement. We disclaim any obligation to update forward-looking statements except as required by law.

1	QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

8	PROPOSAL 1—ELECTION OF DIRECTORS

9	General

10	Vote Required

10	Our Recommendation

11	Information About Our Remaining Directors

14	Director Skills and Qualifications

14	Board Diversity

15	INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

16	Board Independence

16	Leadership Structure and Risk Oversight

17	Board Size and Composition

18	Board Meetings and Attendance

18	Board Committees

23	Audit Committee Report

24	Code of Business Conduct and Ethics

24	Corporate Governance Guidelines

24	Certified B Corporation / Public Benefit Corporation

27	Stockholder Communications with Our Board

27	Hedging, Pledging Shares and other Transactions Involving Company Stock

28	ENVIRONMENTAL, SOCIAL & GOVERNANCE

33	PROPOSAL 2—RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

34	Vote Required

34	Independent Registered Public Accounting Firm Fees

34	Pre-Approval Policies and Procedures

35	Our Recommendation

36	EXECUTIVE OFFICERS

39	EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

40	Executive Officer Compensation

45	Director Compensation

47	Limitations on Liability and Indemnification Matters

47	Rule 10b5-1 Sales Plans

48	EQUITY COMPENSATION PLAN INFORMATION

50	TRANSACTIONS WITH RELATED PERSONS

51	Certain Related-Party Transactions

52	Policies and Procedures Regarding Transactions with Related Persons

53	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

56	HOUSEHOLDING OF PROXY MATERIALS AND OTHER MATTERS

2022 Proxy Statement	i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

VITAL FARMS, INC.

3601 South Congress Ave.

Suite C100

Austin, Texas 78704

PROXY STATEMENT

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), Vital Farms, Inc. (the “Company”) has elected to provide access to our Proxy Materials (as defined below) over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) because the Board of Directors of the Company (the “Board”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, including at any adjournments or postponements thereof, to be held on Wednesday, June 8, 2022 at 9:00 a.m., Central time. The Annual Meeting can be accessed by visiting www.proxydocs.com/VITL. You will need to register to attend or participate in the Annual Meeting by 5:00 p.m., Central time, on June 7, 2022, using the control number provided on the Notice of Internet Availability or your proxy card, if applicable.

The Notice of 2022 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement, the proxy card or voting instruction form and our Annual Report on Form 10-K for the fiscal year ended December 26, 2021 (the “Annual Report” and collectively, the “Proxy Materials”) are available to stockholders on the internet.

The Notice of Internet Availability will provide instructions as to how a stockholder of record may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice of Internet Availability will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about April 25, 2022 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the internet on the same date.

Will I receive any other Proxy Materials by mail?

You will not receive any additional Proxy Materials via mail unless you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Internet Availability. We may elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send on or after May 5, 2022.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 11, 2022.

Why is Vital Farms conducting a virtual Annual Meeting?

We believe that the virtual meeting format will provide for a safe and easily accessible experience for our directors, members of management and stockholders who wish to attend the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the ability to submit questions in advance and to vote. We believe that hosting a virtual meeting is in the best interest of our stockholders and provides for increased stockholder attendance.

2	2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

How do I attend the Annual Meeting?

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 11, 2022, the record date, or hold a valid proxy for the meeting. To participate in the Annual Meeting, you will need to visit www.proxydocs.com/VITL and register by 5:00 p.m., Central time, on June 7, 2022, using the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. If your shares are held by a broker, use the control number provided by your broker found on your notice or voting instruction form.

We recommend that you log in a few minutes before the Annual Meeting to ensure that you are logged in when the meeting starts. Information on how to vote online during the Annual Meeting is discussed below.

What do I do if I have technical difficulties in connection with the Annual Meeting?

Please note that in order to attend the Annual Meeting, you must register at www.proxydocs.com/VITL by 5:00 p.m., Central time, on June 7, 2022. Upon registration, you will receive an email with additional information regarding how to access the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m., Central time. We encourage you to access the Annual Meeting approximately 15 minutes in advance to allow ample time for you to access the meeting and test your computer audio system. We recommend that you carefully review the above procedures needed to gain admission in advance. Technicians will be ready to assist you with any technical difficulties you may have accessing the meeting. If you encounter any difficulties accessing the meeting during check-in or during the meeting, please call the technical support number that will be provided in your emailed instructions after your successful registration at www.proxydocs.com/VITL.

How do I ask a question at the Annual Meeting?

As part of the Annual Meeting, we will hold a question-and-answer session during which we intend to answer questions submitted prior to the meeting in accordance with the rules of conduct posted on the meeting website, as time permits. Only stockholders of record as of April 11, 2022 who have registered in advance to attend the Annual Meeting may submit questions or comments that may addressed during the Annual Meeting. If you would like to submit a question, you may do so when you register to attend the Annual Meeting at www.proxydocs.com/VITL using the control number provided in the Notice of Internet Availability and typing your question in the appropriate box in the registration form. We do not intend to post questions received during the Annual Meeting on our website.

In accordance with the rules of conduct, we ask that you limit your question to one brief question that is relevant to the Annual Meeting or our business and that such questions are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the stockholder’s own personal, political or business interests.

Will a list of record stockholders as of the record date be available?

A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any stockholder for any purpose germane to the meeting for 10 days before the meeting at our offices. Please email investors@vitalfarms.com to arrange for in-person examination. The stockholder list will also be available electronically during the meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 11, 2022 will be entitled to vote online during the Annual Meeting. On this record date, there were a total of 40,607,865 shares of common stock outstanding and entitled to vote.

2022 Proxy Statement	3

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Stockholder of Record: Shares Registered in Your Name

If on April 11, 2022, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If on April 11, 2022, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker or other agent, as required. Check with your brokerage firm, bank, dealer or other similar organization, and further follow the instructions you receive during the registration process prior to the Annual Meeting.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: Election of three Class II directors to hold office until the 2025 Annual Meeting of Stockholders; and

•	Proposal 2: Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2022.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with their best judgment.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet. To vote through the internet, go to www.proxypush.com/VITL to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your internet vote must be received prior to the start of the Annual Meeting to be counted.

•

By Telephone. Call 1-866-291-7284 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice of Internet Availability. You will be asked to provide your control number from the Notice of Internet Availability. Your telephone vote must be received prior to the start of the Annual Meeting to be counted.

•

By Proxy Card. Complete and mail the proxy card that may be requested and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

Online During the Annual Meeting. Access the Annual Meeting by visiting www.proxydocs.com/VITL and providing your control number from your Notice of Internet Availability. You must register to attend the Annual Meeting by 5:00 p.m., Central time on June 7, 2022 and follow the instructions you receive after your successful registration to access the Annual Meeting and to vote your shares during the meeting.

4	2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote online during the Annual Meeting, you may be required to obtain a valid proxy card from your broker or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy card, and access the Annual Meeting by following the instructions you receive after your successful registration at www.proxydocs.com/VITL using the control number provided by your bank, broker or other nominee.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 11, 2022.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•	Proposal 1: FOR the election of the three Class II director nominees; and

•	Proposal 2: FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 25, 2022.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online during the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the three nominees for director and “For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely instruct your broker, bank or other nominee how to vote your shares. Banks, brokers and other nominees can vote your unvoted shares on routine matters but cannot vote such shares on non-routine matters. If you do not timely provide voting instructions to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. The election of directors (Proposal 1) is a non-routine matter. The ratification of the selection of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee. This

2022 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other nominee.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice to ensure that all of your shares are voted.

Can I revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•	by submitting another properly completed proxy with a later date;

•	by transmitting a subsequent vote over the internet or by telephone prior to the start of the Annual Meeting;

•	by registering to attend and attending the Annual Meeting and voting online; or

•	by sending a timely written notice to our Corporate Secretary in writing at 3601 South Congress Ave., Suite C100, Austin, Texas 78704 that you are revoking your proxy.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 40,607,865 shares outstanding and entitled to vote. Thus, the holders of 20,303,933 shares must be present or represented by proxy at the Annual Meeting to have a quorum. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present.

Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine,” and we therefore expect broker non-votes to exist in connection with this proposal.

6	2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What vote is required to approve each item and how are votes counted?

Proposal 1: Election of Directors. Directors will be elected by a plurality of votes cast at the Annual Meeting by holders of shares present or represented by proxy and entitled to vote. The three nominees receiving the most “For” votes will be elected as directors. You may not vote your shares cumulatively for the election of directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Proposal 2: Ratification of the Selection of the Independent Registered Public Accounting Firm. To be approved, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year ending December 25, 2022 must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote. Abstentions will have the same effect as an “Against” vote.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available at that time, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals and director nominations due for the 2023 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2023 annual meeting of stockholders (the “2023 Annual Meeting”), we must receive them on or before December 26, 2022. Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2023 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2023 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to Vital Farms, Inc., 3601 South Congress Ave., Suite C100, Austin, Texas 78704, Attn: Corporate Secretary. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between February 8, 2023 and March 10, 2023; provided, however, that in the event that the date of the 2022 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2023 Annual Meeting. Your written notice must contain specific information required in Section 5 of our amended and restated bylaws (the “Bylaws”). For additional information about our director nomination requirements, please see our Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Matt Siler, our Vice President of Investor Relations, at (877) 455-3063 or email investors@vitalfarms.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

2022 Proxy Statement	7

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Board is currently composed of nine directors. There are three directors whose term of office expires in 2022. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the three individuals listed in the table below for election as directors at the Annual Meeting. If the nominees listed below are elected, they will each hold office until the annual meeting of stockholders in 2025 and until each of their successors has been duly elected and qualified or, if sooner, until the director’s resignation or removal. All nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected. It is our policy to encourage directors and nominees for director to attend the Annual Meeting.

The brief biographies below include information, as of the date of this proxy statement, regarding the particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director or nominee should serve on the Board. There are no family relationships among any of our executive officers or directors.

NOMINEES	AGE(1)	TERM EXPIRES	POSITION(S) HELD	DIRECTOR SINCE
Glenda Flanagan	68	2022	Director	2020
Gisel Ruiz	51	2022	Director	2020
Denny Marie Post	64	2022	Director	2019

(1)	As of April 11, 2022

Age: 68 Director since: 2020 Committees: ▶ None	GLENDA FLANAGAN	How do you like your eggs? Poached with toast and avocado.
Glenda Flanagan has served as a member of our Board since July 2020. Ms. Flanagan served as the Executive Vice President and Chief Financial Officer of Whole Foods Market, Inc. from 1988 through May 2017. From May 2017 through February 2022, she served as the Executive Vice President and Senior Advisor at Whole Foods. Ms. Flanagan currently serves on the boards of directors of Whole Planet Foundation, Whole Cities Foundation, and Whole Kids Foundation, as well as the public company Credit Acceptance Corporation. Ms. Flanagan holds a B.B.A. in accounting from the University of Texas at Austin. Ms. Flanagan was selected to serve as a member of our Board due to her extensive experience with a leading consumer and health-related brand, and her expertise and background with regard to accounting and financial matters.

Age: 51 Director since: 2020 Committees: ▶ Audit ▶ Compensation	GISEL RUIZ	How do you like your eggs? Over-easy on avocado toast with spicy salsa or red pepper flakes and honey.
Gisel Ruiz has served as a member of our Board since May 2020. Ms. Ruiz has also served on the boards of directors of Cracker Barrel Old Country Store, Inc. since September 2020, of Executive Network Partnering Corporation since September 2020 and of Ulta Beauty, Inc. since March 2022. Prior to that, Ms. Ruiz served as Executive Vice President and Chief Operating Officer of Sam’s West, Inc., a national chain of membership-only retail warehouse clubs, from February 2017 to June 2019. She is currently on the board of advisors at Santa Clara University serving the Retail Management Institute. Ms. Ruiz served on the board of directors of Walmart de Mexico S.A.B. de CV, a multinational retail chain, from October 2016 to May 2019. Ms. Ruiz also held multiple positions at Walmart, Inc., both in the U.S. and international business segments, from 1992 through February 2017, including executive roles from 2010 to February 2017. Ms. Ruiz received her B.S. in Marketing, Retail Management from Santa Clara University. We believe that Ms. Ruiz is qualified to serve on our Board because of her diverse business, management and leadership experience in the consumer and food industries.

2022 Proxy Statement	9

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 64 Director since: 2019 Committees: ▶ Nominating and Corporate Governance	DENNY MARIE POST	How do you like your eggs? Fried in a piece of toast with a hole in the center (“egg in a frame”).
Denny Marie Post has served as a member of our Board since December 2019. Ms. Post has served on the board of directors of Travel + Leisure, Inc. since May 2018, Bluestone Lane Holdings since October 2020 and Libbey, Inc. since November 2020. Prior to that Ms. Post served on the board of directors of Red Robin Gourmet Burgers, Inc., a casual dining restaurant chain, from August 2016 to April 2019 and served in a variety of senior management roles from August 2011 to April 2019, including President, Chief Executive Officer, Chief Concept Officer and Chief Marketing Officer. Ms. Post has previously held management positions at T-Mobile US, Inc., Starbucks Corporation, Burger King Worldwide Inc., and KFC USA as well as Priszm Brandz Canada (a joint venture of YUM! Brands, Inc.). Ms. Post received her certificate in Finance from Wharton School of Business at the University of Pennsylvania and her B.A. in Journalism and Social Sciences from Trinity University. We believe that Ms. Post is qualified to serve on our Board because of her diverse business, management and leadership experience in the consumer, food and hospitality industries.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NAMED DIRECTOR NOMINEES.

10	2022 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Information About Our Continuing Directors

Set forth below are the names, ages and length of service of the members of our Board whose terms continue beyond the Annual Meeting.

CONTINUING DIRECTORS	AGE(1)	TERM EXPIRES	POSITION(S) HELD	DIRECTOR SINCE
Matthew O’Hayer	66	2023	Founder, Executive Chairperson and Director	2009
Russell Diez-Canseco	50	2023	President, Chief Executive Officer and Director	2019
Kofi Amoo-Gottfried	42	2024	Director	2020
Kelly Kennedy	53	2023	Director	2019
Karl Khoury	51	2024	Director	2015

RESIGNING DIRECTORS
Brent Drever(2)	50	2024	Director	2019

(1)	As of April 11, 2022
(2)	Mr. Drever provided notice as of January 26, 2022 that he intends to resign as a member of the Board, with such resignation to be effective June 9, 2022.

The principal occupation, business experience and education of each continuing director are set forth below.

Age: 66 Director since: 2009 Committees: ▶ None	MATTHEW O’HAYER Founder and Executive Chairman	How do you like your eggs? Poached.
Matthew O’Hayer is our founder and has served as a member of our Board since inception and as our Executive Chairperson since April 2019. From September 2007 to April 2019, Mr. O’Hayer served as our Chief Executive Officer. Mr. O’Hayer is also the founder and has served as the president of the Organic Egg Farmers of America, an industry association that hosts agricultural conventions on topics related to organic egg production. We believe that Mr. O’Hayer is qualified to serve on our Board because of his leadership in conceptualizing and developing our brand and business, his deep expertise in the food business, his extensive knowledge of our industry and his 40 years of experience building businesses.

Age: 50 Director since: 2019 Committees: ▶ None	RUSSELL DIEZ-CANSECO President, Chief Executive Officer	How do you like your eggs? New York-style bacon egg & cheese.
Russell Diez-Canseco has served as our President and Chief Executive Officer since May 2019 and as a member of our Board since December 2019. Prior to this, Mr. Diez-Canseco served as our President and Chief Operating Officer from November 2015 to April 2019, as our Chief Operating Officer from October 2014 to October 2015 and as our Vice President of Operations from January 2014 to September 2014. Prior to joining us, Mr. Diez-Canseco spent several years with McKinsey & Company, a worldwide management consulting firm, H-E-B, a supermarket chain, and the Central Intelligence Agency. Mr. Diez-Canseco received his M.B.A. from Harvard Business School and earned his A.B. in Economics from the University of California at Berkeley. We believe Mr. Diez-Canseco’s strategic vision for our Company and his extensive business experience, including in the food industry, make him qualified to serve on our Board.

2022 Proxy Statement	11

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 53 Director since: 2019 Committees: ▶ Audit ▶ Compensation	KELLY KENNEDY	How do you like your eggs? Deviled.
Kelly Kennedy has served as a member of our Board since December 2019. Ms. Kennedy has served as the Chief Financial Officer of The Honest Company since January 2021. Ms. Kennedy served on the board of directors of Sur La Table, Inc. from September 2018 to November 2020. Ms. Kennedy served as the Chief Financial Officer of The Bartell Drug Company, a family-owned pharmacy chain from September 2018 until its sale to Rite Aid in December 2020. Prior to that, Ms. Kennedy served as the Chief Financial Officer of Sur La Table from June 2015 to September 2018, as the Chief Financial Officer of See’s Candies from January 2014 to June 2015 and as the Chief Financial Officer and Treasurer of Annie’s Inc. from August 2011 to November 2013. Ms. Kennedy has also served in various roles at Revolution Foods, Inc., Established Brands, Inc., Serena & Lily Inc., Forklift Brands, Inc., Elephant Pharm, Inc., Williams-Sonoma, Inc. and Dreyer’s Grand Ice Cream Holdings, Inc. Ms. Kennedy received her M.B.A. from Harvard Business School and her B.A. in Economics from Middlebury College. Ms. Kennedy has also served as a member of the board of directors of FirstFruits Farms LLC since December 2019 and a member of the board of directors of RAD Power Bikes since July 2021. We believe that Ms. Kennedy is qualified to serve on our Board because of her comprehensive financial expertise and experience with retail and consumer brands, including those in the food space. As described above, Ms. Kennedy served as a director of Sur La Table, where she also served as Chief Financial Officer from June 2015 to September 2018. Sur La Table filed a voluntary petition for bankruptcy on July 8, 2020. Except as described in the preceding sentence, no other event has occurred during the past 10 years requiring disclosure pursuant to Item 401(f) of Regulation S-K.

Age: 42 Director since: 2020 Committees: ▶ Nominating and Corporate Governance	KOFI AMOO-GOTTFRIED	How do you like your eggs? Sunny-side up.

Kofi Amoo-Gottfried has served a member of our Board since January 2021. Mr. Amoo-Gottfried has served as Chief Marketing Officer of DoorDash Inc. since January 2022. Mr. Amoo-Gottfried previously served as Vice President of Marketing for DoorDash from May 2019 to December 2021. Prior to joining DoorDash, Mr. Amoo-Gottfried held various roles at Facebook, Inc. from November 2015 to February 2019, including Vice President of Brand & Consumer Marketing from August 2018 to January 2019. Before joining Facebook, Mr. Amoo-Gottfried served in various roles at advertising agencies, including FCB NY, Leo Burnett and Publicis Groupe, and was also Global Communications Director for Bacardi Rums. Mr. Amoo-Gottfried received his B.A. in economics and international studies from Macalester College. We believe that Mr. Amoo-Gottfried is qualified to serve on our Board because of his extensive business and branding experience, including in consumer and foodservice industries.

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PROPOSAL 1: ELECTION OF DIRECTORS

Age: 51 Director since: 2015 Committees: ▶ Audit ▶ Compensation	KARL KHOURY	How do you like your eggs? Over-easy on avocado toast with cumin, olive oil and arugula.

Karl Khoury has served as a member of our Board since January 2015. Mr. Khoury co-founded and has served as a partner at Arborview Capital, a venture capital firm focused on resource efficiency and sustainability, since the firm’s inception in March 2008. Prior to co-founding Arborview Capital, he served as a partner with Columbia Capital, a sector-focused venture capital firm with over $2 billion under management. In addition to Vital Farms, Mr. Khoury is or has been a member of the board of directors of multiple Arborview Capital portfolio companies. Mr. Khoury is on the board of directors of Impact Capital Managers, a network of private capital fund managers in the U.S. and Canada, and he is on the Board of Trustees of the Levine School of Music. Mr. Khoury received his B.S. in Finance from Lehigh University. We believe that Mr. Khoury is qualified to serve on our Board because of his extensive finance and investment experience.

Age: 50 Director since: 2019 Committees: ▶ None	BRENT DREVER	How do you like your eggs? In an omelette with lots of veggies.

Brent Drever has served as a member of our Board since March 2019. Mr. Drever has served as co-founder and President of Manna Tree Partners, an asset management firm focused on improving human health through nutrition, since 2018. Prior to that, Mr. Drever co-founded Acuity Institute in May 2005, a provider of leadership training, coaching and consulting, where he served as Chief Executive Officer from April 2012 to October 2018 and has served as advisor since October 2018. September 2017 to September 2020, Mr. Drever served as co-founder and board president of Zealous Schools, a micro school. In addition to Vital Farms, Brent currently serves as a Board Member for Nutriati Inc., Verde Farms, and Gotham Greens. Mr. Drever holds a B.S. in Architectural Engineering from the University of Colorado at Boulder. We believe that Mr. Drever is qualified to serve on our Board because of his diverse business, management and leadership experience across a variety of industries, including food supply.

Mr. Drever, a valued member of our Board, will resign from the Board effective June 9, 2022. The Board wishes to thank Mr. Drever for his years of dedicated service and work on behalf of the Company and our stockholders.

2022 Proxy Statement	13

PROPOSAL 1: ELECTION OF DIRECTORS

Director Skills and Qualifications

In addition to the information provided in our directors’ biographies and elsewhere in this proxy statement, the following matrix summarizes certain skills and experience of our current directors, taking into account a number of qualifications we believe are important for service on our Board. This matrix is based on self-reported data collected from our directors. The matrix is intended to provide a summary of our directors’ self-reported qualifications and should not be considered to be a complete list of each director’s strengths and contributions to our Board.

Board Diversity

In assessing candidates for director nomination, our Board and Nominating and Corporate Governance Committee consider, among other things, candidates’ diversity (including diversity of gender identity, ethnic background and country of origin), age, skills and other factors deemed appropriate to maintain a balance of knowledge, experience, and capability on our Board.

In accordance with applicable Nasdaq listing requirements, the following table presents our Board diversity statistics. Each of the categories listed in the table below has the meaning ascribed to it in Nasdaq Rule 5605(f).

BOARD DIVERSITY MATRIX (AS OF FEBRUARY 4, 2022)
Total Number of Directors	9

	FEMALE	MALE	NON-BINARY	DID NOT DISCLOSE GENDER
Part 1: Gender Identity
Directors	4	5	0	0
Part 2: Demographic Background
African American or Black	0	1	0	0
Hispanic or Latinx	1	1	0	0
White	3	4	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

14	2022 Proxy Statement

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Corporate Governance Highlights

•	Board Chairperson and Chief Executive Officer positions are separate.

•	7 of 9 directors are independent.

•	6 of 9 directors are women and/or members of underrepresented minority groups.

•	Lead independent director.

•	Each standing committee is composed entirely of independent directors.

•	Regular committee meetings and executive sessions without members of management present.

•	Annual Board and committee self-evaluations and review of committee charters.

•	Overall attendance by our directors at Board and committee meetings of over 97% in 2021.

Board Independence

Under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations with respect to independence are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Based on information provided by each director concerning his or her background, employment and affiliations, the Board has determined that none of our directors, other than Mr. Diez-Canseco and Mr. O’Hayer, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director and the transactions described in the section titled “Transactions with Related Persons.” The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Leadership Structure and Risk Oversight

Our Corporate Governance Guidelines specify that the Board will select our Chief Executive Officer and chairperson of the Board in the manner that it determines to be in the best interests of our stockholders and in accordance with any stockholder agreements. The Board does not believe there should be a fixed rule regarding the positions of Chief Executive Officer and chairperson being held by different individuals, or whether the chairperson should be a Vital Farms employee or should be elected from among the non-employee directors. The needs of Vital Farms and the individuals available to assume these roles may require different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interests of our Company.

Pursuant to its charter, the Nominating and Corporate Governance Committee periodically reviews this matter and makes recommendations to the Board. Most recently, the Nominating and Corporate Governance Committee has recommended, and the Board has determined, that the roles of Chief Executive Officer and chairperson of the Board should be separate. The role of executive chairperson is currently held by Mr. O’Hayer, our founder, who has served in such capacity since April 2019. Our Corporate Governance Guidelines further specify that in the event that we do not have an independent chairperson of the Board, the independent directors may designate a lead independent director. Our lead independent director is Ms. Post, who has served in such capacity since August 2020. The lead independent director’s duties include: (i) presiding at all meetings of the Board at which the chairperson is not present, including executive sessions of the independent directors; (ii) acting as liaison between the independent directors and the Chief Executive Officer and

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

chairperson; (iii) presiding over meetings of the independent directors; (iv) consulting with the chairperson in planning and setting schedules and agendas for Board meetings; and (v) performing such other functions as the Board may delegate.

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers management risks relating to data privacy, technology and information security, including cybersecurity, and back-up of information systems and the steps the Company has taken to monitor and control such exposures, as well as overseeing the performance of our internal audit function, as applicable.

Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies.

Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management.

It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of the operations and corporate functions of our Company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Size and Composition

The number of directors comprising our Board is fixed from time to time by resolution of the Board, pursuant to our amended and restated certificate of incorporation. Our Board currently consists of nine members. On January 26, 2022, Mr. Drever notified the Board of his resignation from the Board effective as of June 9, 2022, and our Board approved a resolution reducing the size of the Board from nine to eight members, with such reduction contingent upon and effective as of Mr. Drever’s resignation from the Board.

Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Currently, Class I consists of three directors, Class II consists of three directors and Class III consists of three directors. Effective upon Mr. Drever’s resignation from the Board, Class I will consist of two directors. Each class serves for a three-year term. Vacancies on our Board may be filled by the affirmative vote of a majority of directors then in office. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. Our Nominating and Corporate Governance Committee is charged with oversight of the Company’s governance structure, including the size and composition of the Board. We believe that the current size of the Board (including the planned reduction in size upon Mr. Drever’s resignation) is appropriate for our Company. Furthermore, we believe that it is appropriate for our Company to maintain a classified Board. The continuity, stability and institutional knowledge provided by having two-thirds of our Board carry over year-over-year is advantageous for us, particularly as a relatively new public company.

2022 Proxy Statement	17

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Meetings and Attendance

The Board oversees our business and monitors the performance of our management. Our executive officers and management oversee our day-to-day operations.

Our Board held five meetings during the fiscal year ended December 26, 2021. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board and the meetings of the committees of the Board on which he or she served during the fiscal year ended December 26, 2021 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). Total board and committee attendance during the fiscal year ended December 26, 2021 was over 97%.

At least quarterly, the independent directors meet in executive sessions without management or any non-independent directors. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors. In the fiscal year ended December 26, 2021, the Company’s independent non-employee directors met five times in regularly scheduled executive sessions.

It is our policy to encourage our directors to attend the Annual Meeting. We anticipate that a majority of the members of the Board will attend the Annual Meeting.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees is composed entirely of independent directors. The following table provides independent director committee membership and committee meeting information for the fiscal year ended December 26, 2021:

NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Kofi Amoo-Gottfried			🌑

Brent Drever		🌑(1)	🌑*

Glenda Flanagan

Kelly Kennedy†	🌑*		🌑(2)

Karl Khoury	🌑	🌑

Denny Marie Post		🌑(3)	🌑

Gisel Ruiz	🌑	🌑*

Total meetings in 2021	4	9	4
†	Financial Expert
*	Committee Chairperson
(1)	Mr. Drever was appointed to the Compensation Committee effective August 2, 2021.
(2)	Ms. Kennedy resigned as a member of the Nominating and Corporate Governance Committee following such Committee’s May 3, 2021 meeting.
(3)	Ms. Post resigned as a member of the Compensation Committee following such Committee’s May 3, 2021 meeting.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the “Investor Relations–Governance” section of our website, www.vitalfarms.com.

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

AUDIT COMMITTEE
Current Members: ▶ Kelly Kennedy (Chair) ▶ Karl Khoury ▶ Gisel Ruiz

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•  helping our Board oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters, including our whistleblower report system, and addressing any reports submitted;

•	reviewing related person transactions;

•	overseeing management of our cybersecurity and other information technology risks, controls and procedures;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Kelly Kennedy, Karl Khoury and Gisel Ruiz served as members of the Audit Committee during 2021, with Ms. Kennedy serving as Chairperson of the committee. Our Board has determined that each member of the Audit Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Board has further determined that Ms. Kennedy is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The Audit Committee met four times during the fiscal year ended December 26, 2021.

COMPENSATION COMMITTEE
Current Members: ▶ Gisel Ruiz (Chair) ▶ Kelly Kennedy ▶ Karl Khoury

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•  reviewing and approving the compensation of our Chief Executive Officer, other executive officers and senior management;

•  administering our equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Karl Khoury, Denny Marie Post, Brent Drever and Gisel Ruiz served as members of the Compensation Committee during 2021, with Ms. Ruiz serving as Chairperson of the committee. Following the committee’s May 3, 2021 meeting, Ms. Post resigned from the Compensation Committee and Mr. Drever was appointed as a member of the committee. Effective March 7, 2022, Mr. Drever resigned from the Compensation Committee, and Kelly Kennedy was appointed as a member of the committee. Our Board has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met nine times during the fiscal year ended December 26, 2021.

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Compensation Consultant and Peer Group Benchmarking

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. The Compensation Committee has assessed FW Cook’s independence and determined that FW Cook had no conflicts of interest in connection with its provisions of services to the Compensation Committee.

The Compensation Committee has engaged FW Cook to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the cash and equity compensation of our executive officers and directors against compensation for similarly situated executives and directors at our peer group. The Compensation Committee undertakes to review our peer group on an annual basis. Based on consultation with FW Cook, the Compensation Committee determined that, for purposes of the fiscal year ended December 26, 2021, our peer group for compensation purposes would consist of the entities listed below:

•	Alico, Inc.

•	Canada Goose Holdings Inc.

•	Celsius Holdings, Inc.

•	Craft Brew Alliance, Inc.

•	e.l.f. Beauty, Inc.

•	Freshpet, Inc.

•	John B. Sanfilippo & Son, Inc.

•	Landec Corporation

•	Limoneira Company

•	MGP Ingredients, Inc.

•	Nature’s Sunshine Products, Inc.

•	The Simply Good Foods Company

•	YETI Holdings, Inc.

Our Compensation Committee utilizes the data and analysis from FW Cook to evaluate and determine appropriate levels of overall compensation for our executive officers, as well as each separate element of compensation, to be consistent and competitive with our peer group.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company.

In addition, under its charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to

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retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. Our Compensation Committee conducts an annual review of the independence of its advisers under the applicable SEC and Nasdaq requirements, based on certifications provided by such advisers outlining their relationships and the presence of any potential conflicts of interest with the Company. The Compensation Committee determined in March 2022 that each such adviser (including FW Cook) was independent under SEC and Nasdaq standards.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees consisting of one or more members of the Board (whether or not he or she is on the Compensation Committee), to the extent allowed under applicable law and stock exchange listing requirements. In 2020, the Compensation Committee formed a subcommittee, currently composed of Russell Diez-Canseco, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options and restricted stock awards to employees who are not executive officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of equity administration within the Company and to facilitate the timely grant of equity to non-executive employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, the subcommittee may not grant options to acquire more than an aggregate of 200,000 shares to certain employees, as and when hired. As part of its oversight function, the Compensation Committee reviews, on a quarterly basis, the list of grants made by the subcommittee.

The Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted.

Our Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards, and establishes new performance objectives at one or more meetings generally held during the first quarter of the year. Our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive innovation and business success. To inform executive compensation decisions and ensure the competitiveness of our executive compensation programs and decisions, our Compensation Committee benchmarks our executive compensation against the total executive compensation of our peer group. For all executives and directors as part of its deliberations, the Compensation Committee may also review and consider, as appropriate, materials such as executive stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels.

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Current Members: ▶ Denny Marie Post (Chair) ▶ Kofi Amoo-Gottfried

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•  identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;

•  considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;

•  reviewing and recommending to our Board the compensation paid to our directors;

•	instituting plans or programs for the continuing education of our Board and orientation of new directors;

•	reviewing, evaluating and recommending to our Board succession plans for our executive officers;

•	developing and making recommendations to our Board regarding corporate governance guidelines and matters, including in relation to corporate social responsibility;

•

providing oversight of environmental, social and governance matters, including our environmental sustainability initiatives, human capital management and obligations as a public benefit corporation; and

•	overseeing periodic evaluations of the Board’s performance, including committees of the Board.

Brent Drever, Kelly Kennedy, Kofi Amoo-Gottfried and Denny Marie Post served as members of the Nominating and Corporate Governance Committee during 2021, with Mr. Drever serving as Chairperson of the committee. Ms. Kennedy resigned as a member of the committee following the committee’s May 3, 2021 meeting. Effective January 27, 2022, Mr. Drever resigned from the Nominating and Corporate Governance Committee, and Denny Marie Post was appointed as the Chairperson of the committee. Our Board has determined that each member of the Nominating and Corporate Governance committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 26, 2021.

Our Board determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Board considers recommendation for nominees from the Nominating and Corporate Governance Committee. The Board, and in turn the Nominating and Corporate Governance Committee, consider the minimum general criteria below, and may add any specific additional criteria with respect to specific searches, in selecting candidates and existing directors for serving on the Board. An acceptable candidate may not fully satisfy all of the criteria but is expected to satisfy nearly all of them. The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, an understanding of Vital Farms’ industry and being older than 21.

In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board intends to consider other factors, such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of the Company’s stakeholders consistent with the Company’s public benefit corporation status.

The Board and the Nominating and Corporate Governance Committee review candidates for director nomination in the context of the current composition of the Board, our operating requirements and the long-term interests of our stakeholders. In conducting this assessment, the Board and the Nominating and Corporate Governance Committee consider diversity (including diversity of gender, ethnic background and country of origin), age, skills and other factors deemed appropriate to maintain a balance of knowledge, experience and capability on the Board. For incumbent directors, the Board and the Nominating and Corporate Governance Committee review those directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair the directors’ independence. In the case of all director candidates, the Board and the Nominating and Corporate Governance Committee also determine whether the nominee is independent under applicable Nasdaq and SEC standards.

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting Board members is identification of persons who will further the interests of our Company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to Vital Farms, Inc., Attn: Corporate Secretary, 3601 South Congress Ave., Suite C100, Austin, Texas 78704. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 26, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2021.

Vital Farms, Inc.

Audit Committee

Kelly Kennedy

Karl Khoury

Gisel Ruiz

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available in the “Investor Relations–Governance” section of our website, www.vitalfarms.com. We intend to disclose on our website any future amendments of our Code of Conduct or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Conduct.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, Board composition and selection including diversity, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and Board committees and compensation. The Corporate Governance Guidelines are available in the “Investor Relations–Governance” section of our website, www.vitalfarms.com.

Certified B Corporation

While not required by Delaware law or the terms of our amended and restated certificate of incorporation, we have elected to have our social and environmental performance, accountability and transparency assessed against the proprietary criteria established by B Lab, an independent non-profit organization. As a result of this assessment, in December 2015, we were designated as a Certified B Corporation.

In order to be designated as a Certified B Corporation, companies are required to take a comprehensive and objective assessment of their positive impact on society and the environment. The assessment evaluates how a company’s operations and business model impacts its workers, customers, suppliers, community and the environment using a 200-point scale. While the assessment varies depending on a company’s size (number of employees), sector and location, representative indicators in the assessment include payment above a living wage, employee benefits, stakeholder engagement, supporting underserved suppliers and environmental benefits from a company’s products or services. After completing the assessment, B Lab will verify the company’s score to determine if it meets the 80-point minimum bar for certification. The review process includes a phone review, a random selection of indicators for verifying documentation and a random selection of company locations for onsite reviews, including employee interviews and facility tours. Once certified, every Certified B Corporation must make its assessment score transparent on B Lab’s website.

Designation as a Certified B Corporation and continued certification is at the sole discretion of B Lab. To maintain our certification, we are required to update our assessment and verify our updated score with B Lab every three years. We were most recently recertified in January 2022.

Public Benefit Corporation

In addition to our Certified B Corporation status, and as a demonstration of our long-term commitment to our mission to bring ethical food to the table by coordinating a network of family farms to operate with a well-defined set of organic agricultural practices that includes the humane treatment of farm animals as a central tenet, we elected in October 2017 to be treated as a public benefit corporation under Delaware law.

Under Delaware law, a public benefit corporation is required to identify in its certificate of incorporation the public benefit or benefits it will promote and its directors have a duty to manage the affairs of the corporation in a manner that balances

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the pecuniary interests of the corporation’s stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation. Public benefit corporations organized in Delaware are also required to assess their benefit performance internally and to disclose to stockholders at least biennially a report detailing their success in meeting their benefit objectives.

As provided in our amended and restated certificate of incorporation, the public benefits that we promote, and pursuant to which we manage our Company, are: (i) bringing ethically produced food to the table; (ii) bringing joy to our customers through products and services; (iii) allowing crew members to thrive in an empowering, fun environment; (iv) fostering lasting partnerships with our farms and suppliers; (v) forging an enduring profitable business; and (vi) being stewards of our animals, land, air and water, and being supportive of our community.

Periodic Public Benefit Corporation Statement

As a public benefit corporation, our Board and executive team manage our Company with an eye toward promoting the long-term benefits of each of our stakeholders. Pursuant to Section 366(b) of the Delaware General Corporation Law, the following is a summary of how we have supported each of the public benefit objectives listed in our amended and restated certificate of incorporation:

•	Bringing ethically produced food to the table

•	Our animal welfare practices for the hens that lay our eggs are consistently and independently audited by Certified Humane and certain retailers.

•	Our organic egg farms are audited by Oregon Tilth and Bioagricert according to USDA National Organic Program (NOP) standards, and our dairy farms are evaluated to the National FARM Program standard.

•

We work with suppliers located in areas with diverse social, economic and cultural circumstances. We strive to work with suppliers that share our values and commitment to ethics. All suppliers are required to comply with our Supplier Code of Conduct, which includes requirements related to non-discrimination, diversity and inclusion, labor practices, freedom of association, health and safety, supplier ethics, environmental impact and animal welfare.

•	Bringing joy to our customers through products and services

•

We believe our customers and consumers trust our brand because we maintain a steadfast adherence to our values of honesty and transparency in food production. We bring our brand to life in playful, savvy and mindful ways, with transparency always at the foundation.

•

Our Traceability product feature allows consumers to see 360° video footage of the family farm on which their eggs were laid. We launched Traceability in January 2020 and have received over 600,000 views to date, demonstrating that people are interested in being connected to the source of their food.

•	Allowing crew members to thrive in an empowering, fun environment

•

We believe in enabling our crew members to grow both professionally and personally with Vital Farms. We cultivate leaders across every level of the business and are committed to building a people-centered culture that embodies our values and understands the unique needs of our crew members.

•

In 2021, we completed an extensive crew member engagement survey. We had a crew member participation rate of over 90% with 99% of remote crew members participating. Our survey found that 90% of crew members believe the products and services Vital Farms provides are as good as or better than its main competitors, 96% of crew members feel we have found ways to collaborate as a team while working remotely and 90% of crew members feel genuinely supported if they need flexible working arrangements.

•

For all crew members, we provide competitive compensation and full benefits from the first day they join Vital Farms. For our crew members at Egg Central Station, our shell egg processing facility in Springfield, Missouri, we pay at least 25% above living wage.

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

•	Fostering lasting partnerships with our farmers and suppliers

•	We work with over 275 family farms.

•

In 2021, our Farm Support team made over 2,900 visits to see our egg farmers in person. We survey our egg farmers twice a year, asking one simple question: On a scale of 1-10 (with 10 being the highest), how likely are you to recommend becoming a Vital Farms farmer? In our most recent survey, more than half of the respondents provided a score of 9 or 10, indicating that they are promoters of Vital Farms. Many of our farmers personally refer others to work with us.

•

In 2021, we made investments in the National Young Farmers Coalition and Farmer Veteran Coalition, two organizations that are working to build a more equitable food system. We have also announced a commitment to create opportunities for black farmers and have since spent time listening to experts and aligning with organizations that support this important cause. We have more work ahead of us to meaningfully fulfill this commitment and will continue to report progress on our actions to increase diversity in our farmer network and the farming community more broadly

•	Forging an enduring profitable business

•	While we are not motivated solely by what maximizes profits for our stockholders, we have always been fierce business competitors who like to win.

•	We have become the leading pasture-raised egg brand in the U.S. and the #2 overall U.S. egg brand by retail dollar sales, and we have continued to see growth in our butter business.

•

We have built a sustainable company founded on products that increasingly resonate with consumers. Our trusted brand and Conscious Capitalism-focused business model have contributed to an increase in net revenue from $1.9 million in fiscal year 2010 to $260.9 million in the fiscal year ended December 26, 2021, which represents a 56.5% compounded annual growth rate. From fiscal year 2019 to fiscal year 2021, we grew our net revenue by 85% and the number of stores carrying our products increased by 24%.

•

A key part of forging an enduring profitable business is our expansion of Egg Central Station, our shell egg production facility in Springfield, Missouri. The expansion will allow us to produce an additional 3 million eggs per day, creating capacity for approximately $300 million in additional potential revenue.

•	We have continued to see increases in product velocities, household penetration and the number of stores selling our products.

•	Being stewards of our animals, land, air and water, and being supportive of our community

•

We believe in treating animals with care and respect, providing them a life where they have the freedom to act out their natural behaviors. We work with U.S. family farmers who share our commitment to animal welfare and aspiration to make ethically produced food accessible to more households across the country.

•

For our pasture-raised eggs, all of the over 275 family farms in our network are located along what we call the “Pasture Belt,” a region of the United States with a more temperate climate that enables the girls to be outdoors year-round. Each hen receives at least 108 square feet of pasture on which they have the freedom to roam and forage during the daytime for natural food sources like native grasses and insects. Our approach helps enable over 3.4 million hens to live a life with access to the outdoors.

•

Every egg farmer in our network of family farms practices pasture-rotation, a method that rejuvenates the land naturally without herbicides or pesticides. Currently, across our network of family farms, over 8,400 acres of land has the capability of rejuvenating naturally.

•

The cows that produce the cream used for our butter and ghee are raised on U.S. family farms by farmers who embrace rigorous animal welfare standards. We work with a network of dairy farmers that source from U.S. family farms, follow the Five Freedoms of animal welfare and have committed to version 4.0 of the FARM Animal Care Program. The cows are allowed to express their natural behaviors, socialize with their herd, and have plenty of room in the barns to eat, drink, and lie down in a clean, dry space whenever they desire.

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•

We aim to use packaging that is recyclable and compostable, minimizing our consumption of virgin materials. By weight, in 2021, our packaging was 99% recyclable and 48% compostable, and 90% of our packaging was made from post-consumer recycled materials.

•

We support a vast network of community organizations through monetary and product donations as well as paid time for crew volunteering. We work with non-profit organizations that advocate for causes such as food insecurity, animal welfare, children’s health, youth empowerment and environmental conservation. In 2021, we donated nearly $1.0 million in monetary and product contributions across 31 non-profit organizations in support of our purpose to improve the lives of people, animals, and the planet through food.

In order to ensure achievement of the public benefit objectives outlined in our amended and restated certificate of incorporation, our Board carefully considers these objectives and the interests of each of our stakeholder groups in its oversight of the Company. We believe that we have been successful in meeting these objectives and promoting the attendant public benefits to our stakeholders. Our January 2022 recertification as a Certified B Corporation, which followed a comprehensive and objective assessment of our social and environmental impacts, serves to underscore our continued commitment to these objectives.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Vital Farms, Inc., 3601 S Congress Ave Suite C100, Austin, Texas, 78704, Attn: Corporate Secretary. The Corporate Secretary will review each communication. The Corporate Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

Hedging, Pledging Shares and Other Transactions Involving Company Stock

Our insider trading policy prohibits our employees, directors and designated consultants from engaging in “hedging” or other monetization transactions with respect to our common stock.

Additionally, our insider trading policy prohibits pledging shares of our common stock as collateral for a loan, except in the limited circumstances set forth in our pledging policy. Pursuant to our pledging policy, our directors or executive officers may pledge their shares of common stock as collateral for a loan, with prior approval from our Board following recommendation from our Nominating and Corporate Governance Committee, if the transaction meets certain criteria (including a requirement that the maximum collateralized loan amount does not exceed 25% of the stock’s value).

Example: A director pledges 100,000 shares as collateral for a loan, and the current stock price is $15.00 per share. The director may borrow up to 25% of 100,000 x $15.00, or $375,000, against such shares. If the stock price later increases to $25.00 per share, the director may borrow up to an additional $250,000 against the pledged shares. If the director then borrows the full additional allowable amount of $250,000 and the stock price subsequently decreases to $20.00, the director must repay $125,000 to maintain compliance with the 25% limit under this policy.

Our Nominating and Corporate Governance Committee oversees compliance with our pledging policy. Any of our directors or executive officers seeking approval of a pledging arrangement must first submit a request for pre-approval to our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates certain criteria (including whether the pledging arrangement is in the best interests of the Company) to decide whether to recommend that the Board approve or deny such request. We believe that this monitoring is effective and includes appropriate controls. As of April 11, 2022, no pledges of common stock have been made pursuant to our pledging policy or otherwise.

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ENVIRONMENTAL, SOCIAL & GOVERNANCE

Environmental, Social and Governance (ESG) Highlights

•	Climate Change

•

We have taken the first step to identify the risks and opportunities associated with climate change and its impact on our business, engaging a third party to assess our Scope 1, 2, and 3 greenhouse gas emissions for 2019 and 2020 to help us understand and mitigate our carbon footprint.

•	Diversity, Equity, and Inclusion (DEI)

•	We appointed our first Head of Diversity, Equity and Inclusion and established an internal Diversity Council to oversee our approach to DEI.

•	We were recognized by 50/50 Women on Boards for being among only 8% of companies on the Russell 3000 Index that has a gender-balanced board of directors.

•	Governance

•	We set the foundations for sound ESG governance and established oversight of our ESG strategy through our Nominating and Corporate Governance Committee.

•	We have adopted and published a DEI Policy, Health and Workplace Safety Policy, Human Rights Policy and a Supplier Code of Conduct.

•	Stakeholder Engagement

•	In partnership with third-party experts, we engaged our internal and external stakeholders to conduct our first assessment of the ESG issues most impactful to our business.

•	Transparency and Reporting

•	In March 2022, we published our Inaugural Sustainability Report to communicate our ESG commitments and progress.

•	In December 2021, we launched an investor-focused ESG Fact Sheet on our website to provide a high-level outline of our ESG areas of focus.

Our mission is to bring ethical food to the table. As part of this mission, we are keenly focused on integrating ESG principles into how we conduct business. Our Senior Leadership Team and Board recognize the importance of these responsibilities, and we have established an internal cross-functional working group that is tasked with driving additional progress toward initiatives that promote sustainability and further transparency.

Our values are rooted in the principles of Conscious Capitalism, which prioritizes the long-term benefits of each of our stakeholders. Recognizing the impact of emissions and supply chain sustainability across our stakeholder base, we published our Inaugural Sustainability Report in early 2022 and will be comprehensively measuring progress going forward using the standards of the Sustainability Accounting Standards Board (SASB).

We believe in focusing our efforts on where we believe we can have the most impact. Against this backdrop, we have focused our ESG efforts on the impacts that they will have on each of our stakeholder groups: (i) farmers and suppliers; (ii) crew members; (iii) community and environment; (iv) customers and consumers; and (v) stockholders.

Farmers & Suppliers

The network of over 275 family farms we work with is the foundation of our supply chain. For our pasture-raised eggs, the farms in our network are located along what we call the “Pasture Belt,” a region of the United States with a more temperate climate, enabling over 3.4 million hens to live a life with access to the outdoors. Each hen receives at least 108 square feet

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ENVIRONMENTAL, SOCIAL & GOVERNANCE

of pasture on which they have the freedom to roam and forage during the daytime for natural food sources. We work with a network of dairy farmers that source from U.S. family farms, follow the Five Freedoms of animal welfare, and have committed to the FARM Animal Care Program. The cows are allowed to express their natural behaviors, socialize with their herd, and have plenty of room in the barns to eat, drink, and lie down in a clean, dry space whenever they desire. Notably:

•	Our animal welfare practices for the hens that lay our eggs are consistently and independently audited by Certified Humane and certain retailers;

•	Our organic egg farms are audited by Oregon Tilth and Bioagricert according to USDA National Organic Program (NOP) standards; and

•	Our dairy farms are evaluated to the National FARM Program standard.

We maintain a rigorous Supplier Code of Conduct. Suppliers are required to have an Environmental Management System (EMS) in place to comply with ISO 14001 or equivalent. In 2021, we began a relationship with an external veterinary partner. The services help educate our crew, quickly aid our farmers in need and hopefully increase farm production over time. Additionally, our Compliance team audits our farmers on a regular basis. These audits cover an extensive compliance checklist on all our animal welfare and environmental standards.

We are committed to continuously building an environment where each of our farmers feels welcome, valued, respected and appreciated. In 2020, we announced a commitment to create opportunities for black farmers and have since spent time listening to experts and aligning with organizations that support this important cause.

Crew Members

We empower our crew members to live our mission and our values, and we aim to achieve a team that is representative of the community we serve. We believe that a diverse team pushes the boundaries for creativity and innovation. Some recent examples of our commitment to the development of our crew members include the completion of a crew member engagement survey using Culture Amp®, an employee experience platform with a mission to create culture-first organizations, and a Leadership Academy for all people managers at our ECS processing facility that supports their professional growth and development.

We believe in providing our crew members an environment of equal opportunity and the tools necessary to succeed. To ensure equality among our workers, our human resources team annually reviews our employees’ pay to ensure that every employee receives pay equity for their roles. The benefits we provide to crew members include health insurance, 401(k) matching, equity grants, leadership training and an Employee Stock Purchase Plan. For all crew members at ECS, we pay at least 25% above living wage and provide a full benefits package from the first day they join Vital Farms.

We take the health and safety of our crew members seriously, and we expect our team to follow our safety standards and protocols. We perform regular safety audits to ensure that proper safety policies are in place and appropriate safety training is provided. We measure and report out on safety metrics and regularly review our safety performance with our Board. In 2021, we had seven reported injuries. Our Total Recorded Injury Rate (TRIR) was 9.8. In 2021, our Lost-Time Incident Rate was 0.758.

In recent years, we have taken significant actions to enhance our commitment to diversity, equity and inclusion (DEI). In 2020, we formally established our DEI function with an objective to increase diversity across our crew and identify ways in which we can have a meaningful impact in building a more equitable world through community investment and involvement. Our DEI initiatives include engaging the National Diversity Council, a non-profit organization that champions diversity as a business imperative, to conduct a DEI audit. We also expanded our foundational training around conscious inclusion for all crew members. Feedback from the National Diversity Counsel has informed our DEI-specific action plans under the leadership of our Head of DEI, who we hired in 2021. As of December 26, 2021, approximately 45% of our full-time crew members were women and approximately 17% were members of underrepresented minority groups, respectively.

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ENVIRONMENTAL, SOCIAL & GOVERNANCE

Community & Environment

We support a vast network of community organizations through monetary and product donations, as well as paid time off for crew volunteering. We therefore measure success not only in financial terms, but also in our ongoing support of our communities and environment. Specifically, in 2021:

•	We donated nearly $1.0 million in monetary and product contributions across 31 non-profit organizations in support of our purpose to improve the lives of people, animals, and the planet through food;

•	We formed partnerships with the Boys & Girls Club of America and the Whole Kids Foundation; and

•	We continued our longstanding relationship with Feeding America and its affiliated local food banks, where we provided over 490,000 meals throughout the year

We are also conscious stewards of the incredible gifts of nature, including animals, land, air and water. We are committed to responsible ESG practices that include climate change resilience, conservation of natural resources, pollution prevention and reduction of waste. We work with family farms who share our commitment to animal welfare and sustainable practices, including not using pesticides or herbicides on their pasture. To track our waste, energy and water usage, we have been working with our vendors to compile information on our usages within these areas. We have undertaken a number of initiatives designed to reduce our adverse impact on the environment, including:

•	Engaging with qualified energy professionals to conduct regular third-party inspections and provide utility and financial savings information to relevant decision makers;

•	Constructing our facility to be LEED Silver Certified and use solar panels to significantly reduce electricity use and reduce greenhouse gas emissions; and

•	Protecting biodiversity at our sites and in surrounding habitats.

Additionally, we consider the impact that greenhouse gases can have on the communities we serve, especially on people who live in vulnerable areas. Beginning in 2021, we worked with greenhouse gas inventory experts to develop our first Scope 1, 2, and 3 emissions inventories. We are continuously researching and designing innovative ways to boost efficiency, such as utilizing high-efficiency electrical equipment including LED and motion detector lighting and high-efficiency HVAC units. We aim to use packaging that is recyclable and compostable, while prioritizing our food safety and quality standards. Our hybrid egg cartons are made from 100% recycled material, which has saved over 33,000 trees since launch. We believe that our focus on innovation, with the objective of reducing costs and improving the ecological impacts of our operations, provides a strategic benefit.

Customer & Consumers

We believe our customers and consumers trust our brand because we have always maintained a steadfast adherence to our values of honesty and transparency in food production. We are a company committed to deliver an exceptional, inclusive customer experience while providing a clear and accessible depiction of our principles and practices.

We anticipate and respond to the needs of our customers, creating personalized and effortless experiences across all channels, and we endeavor to empower customers through a diverse mix of innovative, responsible products and services. Our Traceability product feature allows anyone to see 360° video footage of the family farm on which their eggs were laid. We strive to respond to all consumer inquiries in an hour or less. Additionally, we provide a variety of customer loyalty programs to enhance customer and consumer satisfaction.

Stockholders

We are committed to excellence in corporate governance practices, including an emphasis on a culture of accountability and competitive behavior in line with our mission and values. Our Code of Conduct outlines the ethical principles that help each of us make the right decisions when conducting business worldwide.

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ENVIRONMENTAL, SOCIAL & GOVERNANCE

We also believe that strong sustainability governance will support our long-term success. As a public benefit corporation, we are legally required to balance our financial interests with the best interests of our stakeholders. We believe that prioritizing the long-term viability of all stakeholders will produce stronger outcomes, for everyone, over time. Our Board and its committees help set the tone for our Company and meet regularly to review policies, current regulations and industry best practices. As part of our sustainability initiatives, our Nominating and Corporate Governance Committee receives updates from management on ESG initiatives and metrics and provides regular updates to the Board.

We are keenly focused on customer privacy, cybersecurity and data integrity and management. Our risk management teams oversee compliance with applicable laws and regulations and coordinate with subject-matter experts throughout the business and external service providers to identify, monitor and mitigate client risk, including information security risk management and cyber defense programs. These teams maintain robust testing protocols and training programs and regularly provide updates to management. The Audit Committee of our Board is charged with oversight of cybersecurity matters and receives regular updates from management. We evaluate our cybersecurity readiness through internal reviews and effective 24/7 oversight.

We routinely engage with our stakeholders to better understand their views on ESG matters, carefully considering the feedback we receive and acting when appropriate. For more information, please visit our corporate website at investors.vitalfarms.com.

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PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 2019. Representatives of KPMG LLP are expected to be available during the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP.

Independent Registered Public Accounting Firm Fees

The following table represents the aggregate fees billed to the Company for the fiscal years ended December 26, 2021 and December 27, 2020 by KPMG LLP, our independent registered public accounting firm. All fees described below were pre-approved by the Audit Committee.

	FISCAL YEAR

	2021	2020

Audit Fees(1)	$644,330	$1,512,662

Audit-related fees	—	—

Tax fees	—	—

All other fees	—	—

Total Fees	$644,330	$1,512,662
(1)

Audit fees relate to the audit of our annual financial statements, review of interim financial statements and assistance with registration statements filed with the SEC. In fiscal year 2020, $721,162 of the audit fees were in connection with our registration statements related to our initial public offering and our follow-on offering, including comfort letters, consents and review of documents filed with the SEC.

Pre-Approval Policies and Procedures

Our Audit Committee approves all audit and pre-approves all non-audit services provided by KPMG LLP before it is engaged by us to render non-audit services to ensure that the provision of these services does not impair the auditor’s independence. These services may include audit-related services, tax services and other non-audit services.

The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The pre-approval requirement does not apply with respect to non-audit services if:

•	all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to KPMG LLP during the fiscal year in which the services are provided;

•	such services were not recognized as non-audit services at the time of the relevant engagement; and

•	such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

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PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

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EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 11, 2021:

NAME	AGE	POSITION(S)

Matthew O’Hayer	66	Founder, Executive Chairperson and Director

Russell Diez-Canseco	50	President, Chief Executive Officer and Director

Jason Dale	50	Chief Operating Officer

Joanne Bal	55	General Counsel, Corporate Secretary and Head of Environmental, Social and Governance

Bo Meissner	60	Chief Financial Officer

Peter Pappas	58	Chief Sales Officer

Stephanie Coon	40	Senior Vice President, People and Strategy

Kathryn McKeon	39	Chief Marketing Officer

Biographical information for Mr. O’Hayer and Mr. Diez-Canseco is included above with the director biographies under the caption “Information About Our Continuing Directors.”

Joanne Bal has served as our General Counsel, Corporate Secretary and Head of Environmental, Social and Governance since April 2021. Prior to joining us, Ms. Bal served as Vice President and Chief Counsel, Levi Strauss Americas at Levi Strauss & Co., a global apparel company, from November 2016 to April 2021. Prior to Levi Strauss, Ms. Bal served as Managing Director, Legal Services and Segment General Counsel for Applied Materials, Inc., a leading provider of semiconductor equipment and services, from September 2010 to October 2016. Prior to that time, Ms. Bal held various legal and business roles in both public and private technology companies, including LSI Corporation (acquired by Broadcom Inc.), Navis LLC, and Identix Incorporated. Ms. Bal began her career in private practice at two internationally recognized law firms. Ms. Bal received her J.D. from the University of Chicago Law School and her B.A. in Political Economy from the University of California, Berkeley.

Jason Dale has served as our Chief Operating Officer and Chief Financial Officer since January 2020. Prior to this, Mr. Dale served as our Chief Operating Officer from August 2019 to January 2020 and as our Chief Financial Officer from October 2014 to August 2019. Prior to joining us, Mr. Dale held a variety of executive management roles at Michael Angelo’s Gourmet Foods, Inc., a producer of premium, authentic frozen Italian entrees, including Chief Financial Officer and Chief Operating Officer. Mr. Dale received his B.S.B. in Accounting from the University of Phoenix.

Bo Meissner has served as our Chief Financial Officer since December 2020. Prior to this, Mr. Meissner served as our Executive Vice President of Finance from July 2020 to December 2020. Prior to joining us, from May 2016 to July 2020, Mr. Meissner served as Vice President and Chief Financial Officer of NatureSweet, a company selling greenhouse grown vegetables. Prior to NatureSweet, Mr. Meissner served in various roles at Boulder Brands, a food company, including as Senior Vice President of Finance and Treasury from December 2010 to August 2015. Mr. Meissner also served in a broad range of finance and accounting roles at Dr Pepper Snapple Group (formerly Cadbury Schweppes Americas Beverages and now part of Keurig Dr Pepper, Inc.) and at Procter & Gamble. Mr. Meissner received his M.B.A. from Queen’s University in Kingston, Canada and received his B.Sc. in Geology from Carleton University in Ottawa, Canada.

Peter Pappas has served as our Chief Sales Officer since October 2020. Prior to joining us, Mr. Pappas served as Chief Commercial Officer at Califia Farms, a plant-based food and beverage company, from January 2019 to October 2020. Prior to Califia Farms, Mr. Pappas served as Executive Vice President of Sales and Operations for the Western Division of Advantage Solutions, a sales and marketing consultancy, from 2014 to October 2018. Mr. Pappas also served as Chief Customer Officer/SVP Sales & Marketing of Dean Foods, an American dairy processor, and as Vice President of U.S. Sales for MillerCoors Brewing Company, and he held positions of increasing responsibility with Pepsi Cola and PepsiCo. Mr. Pappas received his B.A. in International Relations and Business from University of California, Los Angeles.

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EXECUTIVE OFFICERS

Stephanie Coon has served as our Senior Vice President, People and Strategy since January 2022. Ms. Coon joined Vital Farms in August 2021 as our Senior Vice President, Strategy. Prior to joining us, Ms. Coon worked at KIND Snacks from October 2016 through June 2021, serving as Vice President of Strategic Development and Senior Vice President, Strategy & Execution. Prior to that time, Ms. Coon worked as Director of Strategy at The Hershey Company and as an Associate Principal at McKinsey & Company. Ms. Coon received her M.Sc. in Educational Research Methodology from the University of Oxford and both her B.A. and M.A. in Public Policy from the State University of New York at Albany.

Kathryn McKeon has served as our Chief Marketing Officer since January 2022. Ms. McKeon joined Vital Farms in 2016 and has served in a number of roles with us, including Vice President of Marketing, Senior Director of Marketing, Director of Marketing and Brand Manager. Prior to joining us, Ms. McKeon worked in brand marketing for Mondelēz International, Inc. (formerly Kraft Foods). Ms. McKeon received her M.B.A. from the Stern School of Business at New York University and her B.B.A. in Marketing from The University of Texas at Austin.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Executive Compensation Highlights

•	Pay for Performance: 71% of CEO target compensation and 60% of non-CEO executive target compensation (on average) is variable / “at risk,” aligned to our peer group average.

•

Equity Focus: A meaningful portion of our executives’ compensation package consists of equity awards, aligning the interests of our executives and stockholders. 75% of the 2021 equity award value was granted in stock options, which focus executives on creation of long-term stockholder value.

•

Long-Term Equity Vesting: Stock options and restricted stock units awarded to our executives include long-term vesting (3 or more years), to encourage retention and executive focus on long-term performance.

•

Comprehensive Annual Review: Our Compensation Committee undertakes an annual review of our compensation strategy and competitive positioning to market, taking into account peer group compensation and compensation-related risks before approving CEO and senior management compensation.

•

Independent Compensation Committee and Independent Compensation Consultant: Our Compensation Committee consists entirely of independent directors and obtains advice from an external, independent compensation consultant.

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers, during the fiscal years indicated:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Russell Diez-Canseco	2021	486,346	—	187,498	562,457	300,000	17,427	1,553,728
President and Chief Executive Officer	2020	391,204	—	—	121,056	656,042	17,042	1,185,326
Joanne Bal(5)	2021	223,385	—	562,997	187,508	131,277	7,497	1,112,664
General Counsel, Corporate Secretary and Head of Environmental, Social and Governance
Peter Pappas(6)	2021	329,885	—	74,994	224,978	118,800	19,707	768,364
Chief Sales Officer	2020	56,680	50,000	—	932,504	249,600	5,051	1,293,836

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

(1)	Salary amounts represent actual amounts earned during the fiscal year ended December 26, 2021. See “—Narrative to the Summary Compensation Table—Annual Base Salary” below.
(2)

The amounts shown for stock and option awards represent the aggregate grant date fair value of the awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 2 to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our awards. Note that the amounts reported in this column reflect the accounting cost for these awards and do not reflect the actual economic value that may be realized by the named executive officers. For additional information on these awards, please see “Outstanding Equity Awards at Fiscal Year-End.”

(3)

See “—Narrative to Summary Compensation Table—Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was awarded. The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years presented, whether or not actually paid during such year.

(4)

Includes Company matching contributions to 401(k) plans in the amounts of $10,700, $6,663 and $10,700, and life insurance premium payments in the amounts of $77, $52 and $77 for Mr. Diez-Canseco, Ms. Bal and Mr. Pappas, respectively, for the fiscal year ended December 26, 2021. Includes vehicle allowance of $6,000 and $7,800 for Mr. Diez-Canseco and Mr. Pappas, respectively, for the fiscal year ended December 26, 2021.

(5)	Ms. Bal commenced employment with us in April 2021.
(6)	Mr. Pappas commenced employment with us in October 2020.

Narrative to the Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. See “—Employment Arrangements” for additional information.

Non-Equity Incentive Plan Compensation

We develop a performance-based bonus program annually. Under the 2021 program, each named executive officer was eligible to be considered for an annual performance bonus based on (1) the individual’s target bonus, as a percentage of base salary, and (2) the percentage attainment of our 2021 corporate goals established by the Compensation Committee in its sole discretion and communicated to each officer. Each named executive officer is assigned a target performance bonus expressed as a percentage of their base salary, which for 2021 was 100% for Mr. Diez-Canseco and 60% for of each of Ms. Bal and Mr. Pappas. For the fiscal year ended December 26, 2021, the Compensation Committee determined that each of Mr. Diez-Canseco, Ms. Bal and Mr. Pappas was entitled to 60% of his or her target bonus; provided that Ms. Bal’s bonus would be equal to 60% of her base salary actually earned in the fiscal year ended December 26, 2021, in accordance with the terms of Ms. Bal’s offer letter. Accordingly, our Compensation Committee approved performance bonuses for each of the named executive officers as reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”

Equity-Based Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. We have used stock option grants, and beginning in 2021, stock option grants in combination with restricted stock unit grants, for this purpose because we believe they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. The use of options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

We award equity grants broadly to our employees, including to our non-executive employees. Grants to our executives and other employees are made at the discretion of the Board and are generally made upon commencement of employment, promotion or annually during the first quarter of each year.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 26, 2021:

	OPTION AWARDS(1)					STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(6)
Russell Diez-Canseco	9/26/2014	137,575	—	$1.43	9/26/2024
	5/22/2015	34,940	—	$1.43	5/22/2025
	1/1/2016	39,360	—	$3.25	1/1/2026
	12/1/2016	99,685	—	$3.25	12/1/2026
	5/22/2018	132,840	88,560(2)	$3.67	5/22/2028
	8/28/2019	419,740	629,612(3)	$5.33	8/28/2029
	7/30/2020	8,202	10,548(4)	$22.00	7/30/2030
	3/22/2021	—	71,564(5)	$25.78	3/22/2031
	3/22/2021					7,273(5)	125,896
Joanne Bal	4/26/2021	—	72,486(5)	$25.56	4/26/2031
	4/26/2021					7,336(5)	126,986
Peter Pappas	10/26/2020	22,993	68,979(4)	$34.09	10/26/2030
	3/22/2021	—	28,625(5)	$25.78	3/22/2031
	3/22/2021					2,909(5)	50,355
(1)

Equity awards granted prior to July 30, 2020 were granted under our 2013 Incentive Plan (“2013 Plan”) and equity awards granted on or after July 30, 2020 were granted under our 2020 Equity Incentive Plan (“2020 Plan”). Our 2013 Plan was suspended when our 2020 Plan became effective on July 30, 2020; however, awards outstanding under our 2013 Plan continue in full effect in accordance with their existing terms. All vesting is subject to the individual’s continuous service with us through the vesting dates.

(2)	The shares subject to this award vest in equal annual installments over five years from January 1, 2018.
(3)	The shares subject to this award vest in equal annual installments over five years from the date of grant.
(4)	The shares subject to this award vest in equal annual installments over four years from the date of grant.
(5)	The shares subject to this award vest in equal annual installments over three years from the date of the grant.
(6)	Market values are calculated based on the closing market price of our common stock as reported on the Nasdaq Global Select Market on December 23, 2021, which was $17.31 per share.

Employment Arrangements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, annual target bonus and severance benefits upon a qualifying termination of employment or change in control of our Company. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our named executive officers has executed our standard form of proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control, are described below.

Russell Diez-Canseco

We maintain an employment agreement with Russell Diez-Canseco, originally entered into in October 2018, while Mr. Diez-Canseco served as our President and Chief Operating Officer, which was most recently amended and restated in April 2022. Pursuant to the amended and restated employment agreement, Mr. Diez-Canseco is entitled to a base salary of

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$625,000 per year. Mr. Diez-Canseco is eligible to receive an annual bonus payment based on performance objectives determined by our Board in its sole discretion, with a target bonus amount of 100% of base salary. We also provide Mr. Diez-Canseco with a recurring monthly payment of $500 to cover expenses related to his personal automobile, which he uses for work-related travel.

Mr. Diez-Canseco must provide to us two weeks’ written notice of his resignation other than for good reason and, in the event of our termination of Mr. Diez-Canseco’s employment without cause, we must either provide two weeks’ written notice of termination or payment in lieu of two weeks’ notice. We may terminate Mr. Diez-Canseco immediately for cause and upon his death or disability. Regardless of the manner in which he is terminated, Mr. Diez-Canseco is entitled to receive amounts earned during his term of service, including salary, unreimbursed expenses incurred by him on our behalf and accrued and unused vacation pay in accordance with our normal policies and practice.

Upon termination by Mr. Diez-Canseco for good reason or termination by the Company without cause, in each case within the 12-month period following the closing of a change in control of the Company (a “Change in Control Period”), Mr. Diez-Canseco shall be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to 24 months of then-current base salary; (ii) the amount of Mr. Diez-Canseco’s target bonus under the Company’s annual bonus program; (iii) the pro rata portion of Mr. Diez-Canseco’s current target bonus, prorated to reflect the partial year of service; (iv) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (v) reimbursement of COBRA premiums for a period of up to 18 months; (vi) 100% acceleration of unvested equity awards (including those that vest upon performance criteria); and (vii) a three-month post-termination exercise period for any vested stock options.

Upon termination by Mr. Diez-Canseco for good reason or termination by the Company without cause (other than during a Change in Control Period), Mr. Diez-Canseco shall be eligible to receive (i) payments, in the form of salary continuation, in an amount equal to 24 months of then-current base salary; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) reimbursement of COBRA premiums for a period of up to 18 months; and (iii) a three-month post-termination exercise period for any vested stock options.

Upon Mr. Diez-Canseco’s death or disability, Mr. Diez-Canseco shall be eligible to receive (i) payments, in the form of salary continuation, in an amount equal to 24 months of Mr. Diez-Canseco’s then-current base salary; (ii) the pro rata portion of Mr. Diez-Canseco’s current bonus, prorated to reflect the partial year of service based on actual performance; (iii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iv) reimbursement of COBRA premiums for a period of up to 18 months; (v) 100% acceleration of unvested equity awards (including those that vest upon performance criteria); and (vi) a post-termination exercise period of 12 months (in the case of disability) or 18 months (in the case of death) for any vested stock options.

Upon termination of Mr. Diez-Canseco’s employment due to his retirement, Mr. Diez-Canseco shall be eligible to receive (i) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (ii) the pro rata portion of Mr. Diez-Canseco’s current bonus, prorated to reflect the partial year of service based on actual performance; and (iii) a three-month post-termination exercise period for any vested stock options.

These severance benefits described above are conditioned upon Mr. Diez-Canseco’s compliance with his post-termination obligations under his employment agreement and upon his execution, delivery and non-revocation of a release of claims in favor of the Company. The employment agreement also contains intellectual property assignments and post-termination non-disclosure, non-solicitation, non-competition and non-disparagement obligations.

Joanne Bal

We entered into an offer letter agreement with Ms. Bal in connection with her commencement of employment with us as our General Counsel, Corporate Secretary and Head of Environmental, Social and Governance in April 2021. Pursuant to the offer letter agreement, Ms. Bal was entitled to an initial base salary of $330,000 per year (which was most recently increased by the compensation committee of our Board to $350,000 on March 3, 2022), an initial target annual performance bonus of 60% of base salary, and an initial stock option grant to purchase shares of our common stock with a

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

total grant date value of $750,000. Ms. Bal’s offer letter agreement provided that for 2021, Ms. Bal’s annual performance bonus would be determined by the Board but would be no less than 60% of Ms. Bal’s base salary, prorated for the time that she was employed during the fiscal year ended December 26, 2021.

In addition to her offer letter agreement, Ms. Bal is party to our Change in Control Severance Plan. Pursuant to the Change in Control Severance Plan, upon either a termination the Company without cause or resignation for good reason (either, a “Covered Termination”) within the 12-month period following the closing of a change in control of the Company (a “Severance Plan Change in Control Period”), Ms. Bal will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to (a) 12 months of Ms. Bal’s then-current base salary, plus (b) the amount of Ms. Bal’s target bonus under the Company’s annual bonus program; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) the pro rata portion of Ms. Bal’s current target bonus, prorated to reflect the partial year of service; (iv) reimbursement of COBRA premiums for a period of up to 12 months; (v) 100% acceleration of unvested equity awards (including those that vest upon satisfaction of performance criteria); and (vi) a three-month post-termination exercise period for any vested stock options granted on or after the effective date of the Change in Control Severance Plan.

Pursuant to the Change in Control Severance Plan, if Ms. Bal is subject to a Covered Termination other than during a Severance Plan Change of Control Period, Ms. Bal will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to 12 months of her then-current base salary; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) reimbursement of COBRA premiums for a period of up to 12 months; and (iv) a three-month post-termination exercise period for any vested stock options granted on or after the effective date of the Change in Control Severance Plan.

Pursuant to the Change in Control Severance Plan, upon Ms. Bal’s death or disability, Ms. Bal shall be eligible to receive (i) the pro rata portion of Ms. Bal’s current bonus, prorated to reflect the partial year of service, based on actual performance; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) 100% acceleration of unvested equity awards (including those that vest upon satisfaction of performance criteria); and (iv) a post-termination exercise period of 12 months (in the case of disability) or 18 months (in the case of death) for any vested stock options granted on or after the effective date of the Change in Control Severance Plan.

Peter Pappas

We entered into an offer letter agreement with Mr. Pappas in connection with his commencement of employment with us as our Chief Sales Officer in October 2020. Pursuant to the offer letter agreement, Mr. Pappas was entitled to an initial base salary of $320,000 per year (which was most recently increased by the compensation committee of our Board to $350,000 on March 3, 2022), a one-time sign-on bonus of $50,000 (subject to prorated repayment if Mr. Pappas resigned from employment prior to the twelve-month anniversary of his start date), an initial target annual performance bonus of 60% of base salary, and an initial stock option grant to purchase 91,972 shares of our common stock. Mr. Pappas’ offer letter agreement provided that for 2020, Mr. Pappas’ annual performance bonus would be determined by the Board but would be no less than 130% and no more than 130% of 60% of Mr. Pappas’ base salary for the full calendar year 2020. We also provide Mr. Pappas with a recurring monthly payment of $650 to cover expenses related to his personal automobile, which he uses for work-related travel.

In addition to his offer letter agreement, Mr. Pappas is party to our Change in Control Severance Plan. Pursuant to the Change in Control Severance Plan, upon a Covered Termination during a Severance Plan Change in Control Period, Mr. Pappas will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to (a) 12 months of Mr. Pappas’ then-current base salary, plus (b) the amount of Mr. Pappas’ target bonus under the Company’s annual bonus program; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) the pro rata portion of Mr. Pappas’ current target bonus, prorated to reflect the partial year of service; (iv) reimbursement of COBRA premiums for a period of up to 12 months; (v) 100% acceleration of unvested equity awards (including those that vest upon satisfaction of performance criteria); and (vi) a three-month post-termination exercise period for any vested stock options granted on or after the effective date of the Change in Control Severance Plan.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Pursuant to the Change in Control Severance Plan, if Mr. Pappas is subject to a Covered Termination other than during a Severance Plan Change of Control Period, Mr. Pappas will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to 12 months of his then-current base salary; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) reimbursement of COBRA premiums for a period of up to 12 months; and (iv) a three-month post-termination exercise period for any vested stock options granted on or after the effective date of the Change in Control Severance Plan.

Pursuant to the Change in Control Severance Plan, upon Mr. Pappas’ death or disability, Mr. Pappas shall be eligible to receive (i) the pro rata portion of Mr. Pappas’ current bonus, prorated to reflect the partial year of service, based on actual performance; (ii) the prior fiscal year bonus based on actual performance, if unpaid at the time of termination; (iii) 100% acceleration of unvested equity awards (including those that vest upon satisfaction of performance criteria); and (iv) a post-termination exercise period of 12 months (in the case of disability) or 18 months (in the case of death) for any vested stock options granted on or after the effective date of the Change in Control Severance Plan.

Health and Welfare and Retirement Benefits; Perquisites

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We currently make matching contributions into the 401(k) plan on behalf of participants equal to 100% on participant contributions up to 3% of their compensation. Participants are immediately and fully vested on all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Our Board may elect to adopt qualified or nonqualified benefit plans in the future, if it determines that doing so is in our best interests.

Director Compensation

Cash and Equity Compensation

We maintain a non-employee director compensation policy, which provides that each of our non-employee directors (that being, each of our directors other than Mr. Diez-Canseco and Mr. O’Hayer) will receive the following compensation for service on our Board:

•	an annual cash retainer of $40,000;

•	an additional annual cash retainer of $20,000 for service as lead independent director;

•	an additional annual cash retainer of $10,000, $7,500 and $5,000 for service as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively;

•

an additional annual cash retainer of $20,000, $15,000 and $10,000 for service as chairperson of the Audit Committee, chairperson of the Compensation Committee and chairperson of the Nominating and Corporate Governance Committee, respectively (in lieu of the committee member retainer above);

•

an initial restricted stock unit award granted at the time a non-employee director first joins our Board, covering the number of shares equal to $120,000 divided by the closing sales price of our common stock on the grant date, vesting in three equal annual installments; and

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

•

an annual restricted stock unit award covering the number of shares equal to $80,000 divided by the closing sales price of our common stock on the date of the applicable annual meeting, vesting on the earlier of (i) the one-year anniversary of the date of grant; and (ii) the day before the next annual meeting.

Each non-employee director may elect to convert his or her cash compensation under the compensation policy into an award of restricted stock units, which we refer to as the retainer grant. If a non-employee director timely makes this election, each such retainer grant will be automatically granted on the first business day following the date the corresponding cash compensation otherwise would be paid under the policy and will cover a number of shares of our common stock equal to (A) the aggregate amount of the corresponding cash compensation otherwise payable to the non-employee director divided by (B) the closing sales price per share of our common stock on the date the corresponding cash compensation otherwise would be paid (or, if such date is not a business day, on the first business day thereafter), rounded down to the nearest whole share. In addition, each retainer grant will be fully vested on the grant date.

Director Compensation

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 26, 2021. Directors who are also our employees, such as Mr. Diez-Canseco and Mr. O’Hayer, receive no additional compensation for their service as directors and are not set forth in the table below.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)(2)	OPTION AWARDS ($)(2)	TOTAL ($)
Kofi Amoo-Gottfried	44,135	199,994	—	244,129
Brent Drever	53,173	80,007	—	133,180
Glenda Flanagan	40,000	80,007	—	120,007
Kelly Kennedy	60,685	80,007	—	140,692
Karl Khoury	57,500	80,007	—	137,507
Denny Marie Post	69,604	80,007	—	149,611
Gisel Ruiz	65,000	80,007	—	145,007
(1)

The amounts shown for stock awards represent the aggregate grant date fair value of the awards granted to our non-employee directors during the years indicated as computed in accordance with ASC 718. See Note 2 to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our awards. Note that the amounts reported in this column reflect the accounting cost for these awards and do not reflect the actual economic value that may be realized by the non-employee directors upon the vesting of the awards, the exercise of the stock options or the sale of the common stock underlying such awards.

(2)	The following table provides information regarding the aggregate number of stock and option awards granted to our non-employee directors that were outstanding as of December 26, 2021:

NAME	STOCK AWARDS (#)	OPTION AWARDS (#)
Kofi Amoo-Gottfried	8,259	—
Brent Drever	8,471	—
Glenda Flanagan	8,471	—
Kelly Kennedy	8,471	26,141
Karl Khoury	8,471	—
Denny Marie Post	8,471	26,141
Gisel Ruiz	8,471	17,136

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Limitations on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

(1)	any breach of the director’s duty of loyalty to the corporation or its stockholders;

(2)	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

(3)	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

(4)	any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provides that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws will also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans

Our directors and officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades under parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they do not possess of material nonpublic information, subject to compliance with the terms of our insider trading policy.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 26, 2021.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)(#)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)(#)
Equity compensation plans approved by security holders:
2013 Incentive Plan	3,578,112	3.83	—(1)
2020 Equity Incentive Plan	1,456,788	21.87(2)	8,698,747(3)
2020 Employee Stock Purchase Plan (“ESPP”)	—	—	1,294,440(4)
Equity compensation plans not approved by security holders	—	—	—
Total	5,034,900		9,993,187
(1)

Following the adoption of the 2020 Plan, no additional stock awards have been or will be granted under the 2013 Plan. Any shares becoming available under the 2013 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2020 Plan.

(2)

The weighted average exercise price is calculated based solely on outstanding stock options and does not take into account shares of common stock underlying restricted stock units, which have no exercise price.

(3)

The number of shares of common stock reserved for issuance under the 2020 Plan will automatically increase on January 1 of each year by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (which may be zero). Pursuant to the terms of the 2020 Plan, the number of shares available under the 2020 Plan was increased by 1,619,758 shares effective January 1, 2022.

(4)

The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year by the lesser of (i) 1% of the outstanding number of shares of common stock on the immediately preceding December 31 and (ii) 900,000, or such lesser number of shares as determined by the Company’s Board. Pursuant to the terms of the ESPP, the number of shares available under the ESPP increased by 404,939 shares effective January 1, 2022.

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TRANSACTIONS WITH RELATED PERSONS

Certain Related-Party Transactions

Below are our related party transactions since December 28, 2020 to which we have been a party or will be a party, other than compensation, termination, change in control and other arrangements, which are described in the sections titled “Executive Officer and Director Compensation,” in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Relationship with Whole Foods

We serve the majority of our natural channel retail customers through food distributors, such as US Foods, which purchases, stores, sells and delivers our products to Whole Foods, and United Natural Foods, Inc. (“UNFI”), which was Whole Foods’ distributor through March 2020. As a result, we are not able to precisely attribute our net revenue to Whole Foods. In the fiscal year ended December 26, 2021, UNFI accounted for approximately 18% of our net revenue and US Foods, Inc. accounted for approximately 14% of our net revenue. We rely on third-party data and internal analysis to calculate the portion of retail sales attributable to Whole Foods. Based on this third-party data and internal analysis, Whole Foods accounted for approximately 25% of our retail sales in the fiscal year ended December 26, 2021. We have also entered into certain chargeback and vendor agreements with Whole Foods. Glenda Flanagan, a member of our Board, was, prior to February 2022, an Executive Vice President and Senior Advisor at Whole Foods.

Agreements with Sandpebble Builders Preconstruction

In September 2016, we entered into a consulting contract with Sandpebble Builders Preconstruction, Inc. (“Sandpebble”) for project management services for our initial construction of Egg Central Station, including in relation to design, procurement, scheduling, site control and certifications. In 2019, we entered into a subsequent consulting contract with Sandpebble for similar project management services in connection with our expansion of Egg Central Station. Victor Canseco, the owner and principal of Sandpebble, is the father of Russell Diez-Canseco, our President, Chief Executive Officer and a member of our Board. Pursuant to our consulting agreements with Sandpebble, we paid Sandpebble approximately $1,037,000 in the fiscal year ended December 26, 2021.

Equity Grants to Directors and Executive Officers

We have granted stock options and restricted stock units to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see the sections titled “Executive Officer and Director Compensation—Director Compensation” and “Executive Officer and Director Compensation—Executive Compensation.”

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provides our Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see the section titled “Executive Officer and Director Compensation—Limitations on Liability and Indemnification Matters.”

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TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Board or our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our Board or our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Board or our Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of April 11, 2022 by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of April 11, 2022. Options to purchase shares of our common stock that are exercisable within 60 days of April 11, 2022, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 40,607,865 shares of our common stock outstanding as of April 11, 2022. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Vital Farms, Inc., 3601 South Congress Ave., Suite C100, Austin, Texas 78704.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF SHARES BENEFICIALLY OWNED

5% Stockholders:

Jason Jones(1)	3,545,010	8.7%

Eventide Asset Management, LLC(2)	2,950,000	7.3%

BlackRock, Inc.(3)	2,910,862	7.2%

Catherine Stewart(4)	2,583,410	6.4%

AllianceBernstein L.P.(5)	2,219,151	5.5%

Directors and Named Executive Officers:

Russell Diez-Canseco(6)	1,094,481	2.7%

Joanne Bal(7)	26,607	*

Peter Pappas(8)	33,215	*

Matthew O’Hayer(9)	10,821,474	26.6%

Kofi Amoo-Gottfried(10)	5,067	*

Brent Drever(11)	34,660	*

Glenda Flanagan(12)	8,471	*

Kelly Kennedy(13)	34,612	*

Karl Khoury(14)	141,701	*

Denny Marie Post(15)	35,112	*

Gisel Ruiz(16)	34,607	*

All current executive officers and directors as a group (15 persons)(17)	12,773,927	31.5%
*	Represents beneficial ownership of less than 1%.
(1)

The information shown is as of December 31, 2021 and is based on a Schedule 13G/A filed by Mr. Jones on February 11, 2022. Consists of (i) 596,322 shares held by The MIPOTH-C Trust, formed 8/31/2018, of which Mr. Jones is trustee, (ii) 596,322 shares held by The MIPOTH-J Trust, formed 7/25/2018, of which Mr. Jones is trustee, (iii) 1,591,366 shares held by The NANAPA Trust, formed 7/25/2018, of which Mr. Jones is

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

trustee, (iv) 307,500 shares underlying outstanding options held by The MIPOTH-C Trust and 307,500 shares underlying outstanding options held by the MIPOTH-J Trust that are immediately exercisable or will be immediately exercisable within 60 days of December 31, 2021, and (v) 123,000 shares that The MIPOTH-C Trust may acquire and 123,000 shares that The MIPOTH-J Trust may acquire from Matthew O’Hayer at any time on or prior to September 1, 2023 upon exercise of call options pursuant to agreements among Mr. O’Hayer, Mr. Jones and such trusts.
(2)

The information shown is as of December 31, 2021 and is based on a Schedule 13G/A filed by Eventide Asset Management, LLC (“Eventide”) on February 14, 2022. Eventide is the beneficial owner of 2,950,000 shares by virtue of being the investment adviser to Eventide Gilead Fund (“Eventide Fund”), a registered investment company. As of December 31, 2021, Eventide Fund held 2,950,000 shares of common stock. The address of Eventide and the Eventide Fund is One International Place, Suite 4210, Boston, Massachusetts 02110.

(3)

The information shown is as of December 31, 2021 and is based on a Schedule 13G filed by BlackRock, Inc. on February 4, 2022. The address of BlackRock, Inc. is 55 East 52nd Street New York, New York 10055

(4)

The information shown is as of December 31, 2021 and is based on a Schedule 13G filed by Ms. Stewart on February 16, 2022. Matthew O’Hayer maintains sole voting control over such shares based on a voting agreement between Ms. Stewart and Mr. O’Hayer.

(5)

The information shown is as of December 31, 2021 and is based on a Schedule 13G filed by AllianceBernstein L.P. on February 14, 2022. Shares are acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. AllianceBernstein L.P. has sole voting power over 2,147,169 of such shares, sole dispositive power over 2,190,183 of such shares and shared dispositive power over 28,968 of such shares. The address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, New York 10105.

(6)

Includes (i) 890,476 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 11, 2022 and (ii) 61,500 shares that Mr. Diez-Canseco may acquire from Mr. O’Hayer upon exercise of a call option pursuant to an agreement between Mr. O’Hayer and Mr. Diez-Canseco, which is immediately exercisable.

(7)

Includes (i) 24,162 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 11, 2022 and (ii) 2,445 shares issuable upon settlement of restricted stock units within 60 days of April 11, 2022.

(8)	Includes 32,534 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 11, 2022.
(9)

Includes 272,570 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 11, 2022. Includes 307,500 shares that are transferable upon exercise of call options held by The MIPOTH-C Trust in respect of 123,000 shares, The MIPOTH-J Trust in respect of 123,000 shares and Russell Diez-Canseco in respect of 61,500 shares.

(10)	Includes 3,471 shares issuable upon settlement of restricted stock units within 60 days of April 11, 2022.
(11)	Includes 5,971 shares issuable upon settlement of restricted stock units within 60 days of April 11, 2022.
(12)	Includes 5,971 shares issuable upon settlement of restricted stock units within 60 days of April 11, 2022.
(13)

Includes (i) 26,141 shares underlying options that are immediately exercisable or will be immediately exercisable within 60 days of April 11, 2022 and (ii) 5,971 shares issuable upon settlement of restricted stock units within 60 days of April 11, 2022.

(14)	Includes 5,971 shares issuable upon settlement of restricted stock units within 60 days of April 11, 2022.
(15)

Includes (i) 26,141 shares underlying options that are immediately exercisable or will be immediately exercisable within 60 days of April 11, 2022 and (ii) 5,971 shares issuable upon settlement of restricted stock units within 60 days of April 11, 2022.

(16)

Includes (i) 17,136 shares underlying options that are immediately exercisable or will be immediately exercisable within 60 days of April 11, 2022 and (ii) 5,971 shares issuable upon settlement of restricted stock units within 60 days of April 11, 2022.

(17)

Includes (i) 1,748,410 shares underlying options that are immediately exercisable or will be exercisable within 60 days of April 11, 2022 and (ii) 41,742 shares issuable upon settlement of restricted stock units within 60 days of April 11, 2022.

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HOUSEHOLDING OF PROXY MATERIALS AND OTHER MATTERS

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Vital Farms, Inc. Direct your written request to Vital Farms, Inc., 3601 South Congress Ave., Suite C100, Austin, Texas 78704, Attn: Corporate Secretary, or email investors@vitalfarms.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

Joanne Bal
Corporate Secretary

April 25, 2022

A copy of our Annual Report on Form 10-K for the fiscal year ended December 26, 2021 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investors.vitalfarms.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 26, 2021 is also available without charge upon written request to our Corporate Secretary via email at investors@vitalfarms.com.

2022 Proxy Statement	57

YOUR VOTE IS IMPORTANT PLEASE VOTE BY: Vital Farms, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 11, 2022 TIME: Wednesday, June 8, 2022 9:00 AM, Central Time PLACE: Annual Meeting to be held live via the Internet Please visit www.proxydocs.com/VITL for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Matthew O’Hayer, RusselO Diez-Canseco and Joanne Bal (the “Named Proxies”), and each or DQ\RIof them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each RUDQ\RIthem, to vote all the shares of capital stock of Vital Farms, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSAL 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/VITL Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-291-7284 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided “ALEXA, VOTE MY PROXY” Open Alexa app and browse skills Search “Vote my Proxy” Enable skill You must register to attend the meeting by 05:00 PM Central Time, on June 7, 2022 at www.proxydocs.com/VITL

Vital Farms, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of three “Class II” directors of the Company to serve until the Company’s 2025 annual meeting of stockholders or until their successors are duly elected and qualified FOR WITHHOLD 1.01 Glenda Flanagan #P2# #P2# FOR 1.02 Denny Marie Post #P3# #P3# FOR 1.03 Gisel Ruiz #P4# #P4# FOR FOR AGAINST ABSTAIN 2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2022. #P5# #P5# #P5# FOR You must register to attend the meeting by 05:00 PM, Central Time on June 7, 2022 at www.proxydocs.com/VITL Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) ProposalPage - VIFL Date Date Signature (if held jointly) Please make your marks like this: